Exhibit 2.1

AMENDMENT NO. 3 TO THE MASTER PUT OPTION

AND MEMBERSHIP INTEREST PURCHASE AGREEMENT

This AMENDMENT NO. 3 TO THE MASTER PUT OPTION AND MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Amendment”) is entered into as of October 30, 2009, by and among Constellation Energy Group, Inc., a corporation organized under the laws of the State of Maryland (“Seller’s Parent”), Constellation Nuclear, LLC, a Delaware limited liability company that is a wholly-owned subsidiary of Seller’s Parent (“Seller”), EDF Development Inc., a corporation organized under the laws of the State of Delaware (“Purchaser”), E.D.F. International S.A., a société anonyme organized under the laws of France and the parent company of Purchaser (“Purchaser’s Parent”), and Constellation Energy Nuclear Group, LLC, a limited liability company organized under the laws of the State of Maryland (the “Company” and together with Seller’s Parent, Seller, Purchaser and Purchaser’s Parent, the “Parties”).

W I T N E S S E T H:

WHEREAS, Seller’s Parent, Purchaser, Purchaser’s Parent and the Company (the “Original Parties”) entered into a Master Put Option and Membership Interest Purchase Agreement, dated as of December 17, 2008 (the “Master Agreement”);

WHEREAS, the Original Parties entered into Amendment No. 1 to the Master Agreement on September 16, 2009 and, together with Seller, entered into Amendment No. 2 to the Master Agreement on September 21, 2009;

WHEREAS, Section 9.9 of the Master Agreement, as amended, permits amendments to the Master Agreement if signed in writing by the Parties; and

WHEREAS, the Parties desire to amend further the Master Agreement as provided in this Amendment.

AGREEMENT:

NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants, agreements and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.           Defined Terms.  Capitalized terms used in this Amendment without separate definition shall have the respective meanings assigned to such terms in the Master Agreement, as the same has been amended, and all subsequent references to the “Master Agreement” in this Amendment shall mean the Master Agreement as amended prior to the date of this Amendment.

Section 2.           Amendment to Section 8.1.  Section 8.1(b) of the Master Agreement is hereby further amended by removing the words “October 30, 2009” and replacing them with “November 16, 2009”.

Section 3.           Effect of Amendment.  The Parties hereto agree that except as expressly set forth herein, all terms of the Master Agreement shall remain in full force and effect.  In the event of any inconsistency or conflict between the Master Agreement and this Amendment, the terms, conditions and provisions of this Amendment shall govern and control.

Section 4.           Entire Agreement.  This Amendment and the Master Agreement, including the Exhibits, Schedules and other documents referred to therein which form a part thereof, contain the entire understanding of the Parties hereto with respect to the subject matter contained herein and therein.  From and after the execution of a counterpart hereof by the Parties hereto, any reference to the Master Agreement shall be deemed to be a reference to the Master Agreement as amended hereby.

Section 5.           Governing Law.  The interpretation and construction of this Amendment and all matters relating hereto shall be governed by the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York, without giving effect to any conflict of law provisions thereof.

Section 6.           Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall constitute an original, and all of which taken together shall constitute one instrument.  Any signature page delivered by a facsimile machine shall be binding to the same extent as an original signature page.

Section 7.           Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.  No Party may assign either this Amendment or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties other than to an Affiliate; provided, however that any such assignor shall remain liable, together with each such Affiliate, to perform all of its obligations under this Amendment, the Master Agreement and the Ancillary Documents notwithstanding any such assignment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the Parties hereto has caused this Amendment to be duly executed, all as of the day and year first above written.

CONSTELLATION ENERGY GROUP, INC.

By:	/s/ Charles A. Berardesco
Name: Charles A. Berardesco
Title: Authorized Signatory

EDF DEVELOPMENT INC.

By:	/s/ Jean Pierre Benqué
Name: Jean Pierre Benqué
Title: Authorized Signatory

E.D.F. INTERNATIONAL S.A.

By:	/s/ Daniel Camus
Name: Daniel Camus
Title: Authorized Signatory

CONSTELLATION ENERGY NUCLEAR GROUP, LLC

By:	/s/ Charles A. Berardesco
Name: Charles A. Berardesco
Title: Authorized Signatory

CONSTELLATION NUCLEAR, LLC

By:	/s/ Charles A. Berardesco
Name: Charles A. Berardesco
Title: Authorized Signatory